Exhibit 99.1

NEWS RELEASE

Contact:	Brian Begley
Vice President - Investor Relations
(877) 280-2857
(215) 405-2718 (fax)

ATLAS RESOURCE PARTNERS, L.P. CLOSES ACQUISITION OF TITAN OPERATING, L.L.C.; EXPANDS BORROWING BASE CAPACITY

PHILADELPHIA, PA – July 26, 2012 – Atlas Resource Partners, L.P. (NYSE: ARP) announces the completion of its acquisition of Titan Operating, L.L.C. (“Titan”), a privately held company based in Fort Worth, Texas. The acquisition was funded through a private placement of approximately 3.8 million ARP common units and approximately 3.8 million newly-created Class B Convertible Preferred ARP units (or approximately $184 million in total equity consideration, based on the ARP closing price of $24.23 on the date of the transaction announcement on May 16, 2012), as well as approximately $15.4 million in cash for closing adjustments.

Through the Titan transaction, ARP has acquired approximately 250 Bcfe of proved reserves and associated assets in the Barnett Shale in Texas. This transaction represents ARP’s second acquisition in the Barnett Shale in 2012, establishing a position of approximately 530 Bcfe of total net proved reserves in the region. ARP’s total net proved reserves pro forma for the acquisition are approximately 700 Bcfe, almost four times greater than its original net reserves upon first trading publicly in March 2012.

Concurrent with the closing of the transaction, ARP entered into an amendment to increase the borrowing base on its revolving credit facility to $310 million.

J.P. Morgan acted as financial advisor, and Jones Day (Houston) and Ledgewood (Philadelphia) acted as legal advisors on the transaction.

The securities offered in the private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

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Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 8,600 producing natural gas and oil wells, representing approximately 700 Bcfe of net proved reserves, primarily in Appalachia and the Barnett Shale in Texas. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner interest, all the incentive distribution rights and approximately 52% of the limited partner interests in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 11% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS and ARP caution readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ATLS’ and ARP’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, the expected financial results of ARP, which is dependent on future events or developments; assumptions and uncertainties associated with general economic and business conditions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ and ARP’s level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; and tax consequences of business transactions. In addition, ATLS and ARP are subject to additional risks, assumptions and uncertainties detailed from time to time in the reports filed by ATLS and ARP with the U.S. Securities and Exchange Commission, including the risks, assumptions and uncertainties described in their quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and neither ATLS nor ARP assumes any obligation to update such statements, except as may be required by applicable law.